CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm in the Registration Statement on Form N-1A of the Goldman Sachs Rising Dividend Growth Fund. We also consent to the incorporation by reference, into such N-14 Registration Statement of our report, dated November 28, 2011, with respect to the financial statements and financial highlights of the Rising Dividend Growth Fund, a series of shares of Dividend Growth Trust, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2011.
BBD, LLP
Philadelphia, Pennsylvania
February 23, 2012